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                                                                    Exhibit 23.1




The Board of Directors
CAPROCK TELECOMMUNICATIONS CORP.
(formerly CapRock Communications Corp.)


We consent to the use of our report related to CapRock Telecommunications Corp. included herein and to the reference to our firm under the headings "Summary Selected Historical Financial Data of Telecommunications," "Selected Historical Financial Data of Telecommunications" and "Experts" in the joint proxy statement/prospectus.


                                        KPMG PEAT MARWICK LLP

Dallas, Texas
July 9, 1998